EXHIBIT 99.2

Investor Contact At NationsHealth:
Timothy Fairbanks, CFO 954-903-5018

FOR IMMEDIATE RELEASE

NATIONSHEALTH ACQUIRES DIABETES CARE & EDUCATION, INC.
- Expands into Insulin Pump Sales and Education -

SUNRISE, Fla. – September 4, 2007 – NationsHealth, Inc. (Nasdaq: NHRX) today announced that it has acquired Diabetes Care & Education, Inc. (DC&E), a leading provider of insulin pumps, pump supplies and blood glucose monitoring equipment. Susan Hill, the founder and President of DC&E, is a certified diabetes educator and a registered dietician, who will lead NationsHealth’s and DC&E’s combined insulin pump and diabetes education programs. Ms. Hill has been an active member of the American Diabetes Association (ADA) for 25 years, where she served as President of the South Carolina affiliate of the ADA, and is currently serving on the ADA’s Leadership Council in Louisville, Kentucky.

Under the terms of the agreement, NationsHealth purchased all of the issued and outstanding capital stock of DC&E for $2.5 million in cash and $0.5 million in shares of unregistered common stock of the Company. NationsHealth may also pay additional cash amounts based on annual revenue targets associated with DC&E’s pump and education operations in 2008, 2009 and 2010.

Glenn Parker, M.D., NationsHealth’s Chief Executive Officer stated, “We are very excited about our acquisition of Diabetes Care & Education which supports our long-term goal of expanding our business into new areas of the diabetes patient market, as well as expanding our current product offerings to our customers. Furthermore, through diabetes education, we will seek to partner with physicians thereby giving us greater access to future patient acquisition channels.

“We have now completed seven acquisitions since May 2007, and have used substantially all of the $5.5 million available to us under our term loan, which has provided NationsHealth access to over 13,000 new diabetes patients.”

Ms. Hill, who signed a long-term employment agreement, commented, “I am delighted that DC&E will become part of the NationsHealth family and look forward to leading NationsHealth’s entrance into diabetes education and disease management.”

The addition of DC&E allows NationsHealth to expand its diabetes related offerings to its existing and future patient base, including its managed care customers, and offer blood glucose testing supplies to DC&E’s patient base. Management expects the acquisition to add over $10.0 million of revenue to NationsHealth in 2008.

About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and insurance related services. NationsHealth provides home delivery of diabetes supplies, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information please visit http://www.nationshealth.com.

About Diabetes Care & Education, Inc.
DC&E is a leading provider of insulin pumps, pump supplies and blood glucose monitoring equipment through its three facilities in Kentucky, North Carolina and South Carolina. DC&E also offers diabetes education to individuals with diabetes through its American Diabetes Association recognized education programs.

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to realize the benefits from the DC&E acquisition; the ability to effectively integrate NationsHealth and DC&E’s operations, changes in Medicare, Medicaid and any other state or national-based reimbursement program, including competitive bidding for durable medical equipment and supplies; our ability to maintain our existing customer base; our ability to raise the capital we will need to sustain our operations; and our dependence on Medicare reimbursement and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2006, and in NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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